                                                                   EXHIBIT 99.01

VOTE BY TELEPHONE

   Have your proxy card available when you CALL THE TOLL-FREE NUMBER 1-800-250-9081 using a Touch-Tone phone. You will be prompted to enter your control number and then you can follow the simple prompts that will be presented to you to record your vote.

VOTE BY INTERNET

   Have your proxy card available when you ACCESS THE WEBSITE
HTTP://WWW.VOTEFAST.COM. You will be prompted to enter your control number and then you can follow the simple prompts that will be presented to you to record your vote.

VOTE BY MAIL

   Please mark, sign and date your proxy card and return it in the postage paid envelope provided or return it to: Stock Transfer Dept. (NC), National City Bank, P.O. Box 92301, Cleveland, Ohio 44193-0900.

--------------------------------------------------------------------------------

        VOTE BY TELEPHONE             VOTE BY INTERNET                VOTE BY MAIL
      Call TOLL-FREE using a       Access the WEBSITE and           Return your proxy
         Touch-Tone phone              Cast your vote              in the POSTAGE-PAID
          1-800-250-9081           HTTP://WWW.VOTEFAST.COM          envelope provided

                      Vote 24 hours a day, 7 days a week!

    Your telephone and internet vote must be received by 11:59 p.m. eastern standard time on
            February 13, 2001 to be counted in the final tabulation.

  IF YOU VOTE BY TELEPHONE OR INTERNET, PLEASE DO NOT SEND YOUR PROXY BY MAIL.


                         YOUR CONTROL NUMBER IS:

    (down arrow) DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY INTERNET OR
                            TELEPHONE (down arrow)

                        BINDLEY WESTERN INDUSTRIES, INC.
                                8909 PURDUE ROAD
                          INDIANAPOLIS, INDIANA 46268
                                     PROXY
   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF SHAREHOLDERS OF BINDLEY WESTERN INDUSTRIES, INC. TO BE HELD ON FEBRUARY 14, 2001. IF NO INSTRUCTIONS TO THE CONTRARY ARE GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2.

   The undersigned hereby appoints WILLIAM E. BINDLEY, MICHAEL D. McCORMICK and THOMAS J. SALENTINE, jointly and severally, proxies, with the power of substitution and with the authority in each to act in the absence of the others, to vote all shares the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at the Embassy Suites, 3912 Vincennes Road, in Indianapolis, Indiana, on February 14, 2001 at 9:00 a.m., Indianapolis time, and at any postponements or adjournments thereof, on all matters set forth on the reverse side hereof.
   The undersigned hereby acknowledges receipt of the notice of the special meeting and the proxy statement/prospectus dated January , 2001.
                                          Dated:  _______________________, 2001

                                          _____________________________________
                                                       (signature)

                                          _____________________________________
                                                (signature if held jointly)
                                          Please sign exactly as your name
                                          appears herein. If shares are held
                                          jointly, all holders should sign.
                                          When signing as attorney, executor,
                                          administrator, trustee or guardian,
                                          please give your full title. If a
                                          corporation, please sign in full
                                          corporate name by president or other
                                          authorized officer. If a
                                          partnership, please sign in
                                          partnership name by authorized
                                          person, indicating, where proper,
                                          official position or representative
                                          capacity.

                          (CONTINUED ON REVERSE SIDE)

              PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.
    (down arrow) DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY INTERNET OR
                            TELEPHONE (down arrow)

                         PLEASE MARK YOUR VOTES AS INDICATED IN THIS EXAMPLE:[X]

BINDLEY WESTERN INDUSTRIES, INC. BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

1. Proposal to approve the Agreement and Plan of Merger, dated as of December 2, 2000, by and among Cardinal Health, Inc., Brick Merger Corp., a wholly owned subsidiary of Cardinal, and Bindley Western, pursuant to which, among other things, Brick Merger Corp. will merge with and into Bindley Western upon the terms and subject to the conditions set forth in the merger agreement, as more fully described in the proxy statement/prospectus that accompanies this proxy card. If the merger agreement is approved and the merger and the related transactions contemplated by the merger agreement are consummated, each Bindley Western common share will be converted into the right to receive 0.4275 of a Cardinal common share.

          [ ]FOR                  [ ]AGAINST                 [ ]ABSTAIN

2. Proposal to adjourn the special meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve Proposal 1.

          [ ]FOR                  [ ]AGAINST                 [ ]ABSTAIN

3. By returning this proxy card you are conferring upon management the authority to vote upon such other business as may properly come before the Bindley Western special meeting or any postponements or adjournments thereof.

   THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY YOU ABOVE. YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX (SEE ABOVE), BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. HOWEVER, THE PROXY HOLDERS CANNOT VOTE YOUR SHARES UNLESS YOU SIGN, DATE AND RETURN THIS CARD OR VOTE BY TELEPHONE OR INTERNET AS DESCRIBED ON THE REVERSE SIDE.

                (Continued and to be signed on the reverse side)